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                                                                    EXHIBIT 23.1

                         [LETTERHEAD OF EIDE BAILLY LLP
                             5601 GREEN VALLEY DRIVE
                             BLOOMINGTON, MN 55437]


                         CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the inclusion, in Form SB-2, of our audit report on the financial statements of East Kansas Agri-Energy, L.L.C. as of December 31, 2001, and for the period from January 3, 2001 (inception) through December 31, 2001 as part of East Kansas Agri-Energy, L.L.C.'s Registration Statement on Form SB-2, and to the reference to our firm therein.


/s/ Eide Bailly LLP

Bloomington, Minnesota
December 20, 2002